                                                                   Exhibit 10(g)

                                 AMENDMENT TO
                   MEMORANDUM OF AGREEMENT AND UNDERSTANDING


Amendment made as of this 30th day of August, 1996 to that Memorandum of Agreement and Understanding dated as of June 21, 1996 (the "Memorandum") by and between Rory J. Cowan of Concord, MA ("Cowan"), on the one hand, and Stream International Holdings, Inc., a Delaware corporation ("Stream") and R. R. Donnelley & Sons Company, a Delaware corporation ("RRD"), on the other hand.

WHEREAS, Cowan, Stream and RRD entered into the Memorandum to set forth the terms and conditions of the termination of Cowan's employment relationship with each of Stream and RRD; and

WHEREAS, the parties believe it is necessary to make certain changes in the Memorandum to more clearly reflect their intent;

NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties have agreed and do hereby agree as follows:

     That page 2 of the Memorandum as attached to this Amendment shall replace in its entirety page 2 of the Memorandum as originally executed, and that page 2 as attached hereto shall be deemed to have been effective from and after June 21, 1996, notwithstanding the later execution of this Amendment.

Except as reflected herein, all provisions of the Memorandum shall remain in full force and effect.

Executed as of the date and year first written above.


                                   Stream International Holdings, Inc.


/s/ Rory J. Cowan                  By: /s/ Cheryl A. Francis
-----------------------                -------------------------------
Rory J. Cowan                              Cheryl A. Francis, Director


                                   R. R. Donnelley & Sons Company


                                   By: /s/ Ann E. Weiser
                                       -------------------------------
                                           Ann E. Weiser
                                           Senior Vice President

     4,200 shares, respectively; and (iii) the lapse by time of restrictions applicable to, or the possibility of forfeiture of, a grant of restricted RRD Stock under an agreement dated December 12, 1991 between Cowan and RRD. Notwithstanding his employment status, by execution hereof, Cowan resigns from any and all officerships and board memberships he holds in both Stream and RRD, as well as any officerships and board memberships he holds in any entity the majority of the equity of which is owned by either of Stream or RRD, either directly or indirectly.

(b)  Salary, Benefits, etc.:

     (i) Cowan shall be paid all accrued base salary, one-half the full bonus which would be paid to Cowan for 1996 (to be calculated and paid at such time in 1997 as bonuses are calculated and paid to other executives of Stream), pension and other benefits, and accrued vacation and reimbursed expenses due from Stream under the Agreement for the period ending June 30, 1996.

     (ii) Thereafter, in lieu of any other payments of salary and bonus under the Agreement or otherwise, Cowan shall be paid the amount of the "Minimum Guaranteed Severance" provided for in Para. 4.7 of the Agreement for and during the 18-month period July 1, 1996 through December 31, 1997 ("Severance Period"). Subject to the prior agreement of Stream, Cowan may elect to receive prepayment of the entire sum due under said Para. 4.7 for the entire 18-month period, i.e., so much as remains unpaid at his time of election (as hereinafter provided), discounted to the date of prepayment at an annual discount rate equal to the interest rate of The Note (hereinafter defined) of 7.34%. Cowan shall give Stream two weeks' written notice of such election at any time during the 18-month period and Stream shall provide notice of its agreement within one week of receiving such notice from Cowan.

     (iii) In addition to the foregoing, Cowan shall also receive the following:

          a.) Should Cowan elect to continue coverage under Stream's group health plans from and after the Termination Date pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), then for any such coverage provided for benefits provided under COBRA for calendar year 1997, Stream shall either (i) reimburse Cowan for his COBRA expenses, or (ii) pay Cowan's COBRA expenses directly.

          b.) Stream shall reimburse Cowan for his expenses in securing office and administrative support services in the Boston area for use during the period beginning July 1, 1996 and ending June 30, 1997, up to a maximum reimbursement amount of $20,000. Such expenses shall be reimbursed on receipt of a copy of an invoice, with sufficient supporting documentation, from Cowan.

          c.) Cowan shall be deemed to have purchased from Stream and/or RRD, all computer, facsimile, office supply and telephonic equipment currently held by Cowan at his permanent residence, and he shall be free to continue to use such

                                      -2-